UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year”

On October 23, 2012, the Company’s Board of Directors approved amendments to the Company’s By-Laws. The amendments took effect immediately upon adoption by the Board. Several amendments were made in light of the separation of the roles of Chairman of the Board and CEO of the Company. Specifically:

1.	Article III was amended in order to reflect that the Chairman of the Board is not an officer of the Company;

2.	Article II was amended in order to add a provision regarding the Chairman’s role, clarifying that the Board determines the duties of the Chairman, except to the extent they are specified in the By-Laws; and

3.	Amendments were made in order to expressly address the position of the CEO and, allowing for future succession planning, to clarify that the person holding the CEO position may or may not also hold the office of President.

The Board also approved amendments to the advance notice procedures in Article I, Section 11 of the By-Laws, which govern the process by which stockholders can nominate directors and propose other business for consideration at meetings of the Company’s stockholders. Among other things, the amendments update the information that must be included in a stockholder’s notice. Specifically, the amendments:

1.	Require additional specificity in a stockholder’s notice about business (other than director nominations) that the stockholder intends to propose for consideration at a meeting;

2.	Require information in a stockholder’s notice about: (a) agreements, arrangements and understandings relating to a director nomination or other business; (b) agreements, arrangements and understandings that have the effect or intent of mitigating loss, managing risk or benefiting from changes in the price of the Company’s stock, or maintaining, increasing or decreasing voting power with respect to the Company’s stock, including any derivative or short positions, options, hedging transactions, and borrowed shares; (c) directors, executives, managing members or control persons of such stockholder, if the stockholder is an entity; and (d) plans to engage in a proxy solicitation involving a nomination or other business;

3.	Require that a stockholder submitting a notice: (a) provide the Company with updated information about ownership of the Company’s stock, and about any agreements, arrangements or understandings described in the previous bullet, within five business days after the record date for the meeting; and (b) appear in person or by proxy at the meeting to propose a nomination or other business; and

4.	(a) Give the Company explicit authority to request additional information about directors nominated through the advance notice process; (b) define “beneficial ownership” to include any shares that a person has the right to acquire at any time, and any shares over which a person has voting or investment power; and (c) make additional clarifying or conforming changes or immaterial language changes.

The amendments do not change the advance notice deadlines in Article I, Section 11 of the By-Laws, which for the Company’s 2013 annual meeting of stockholders remain as set forth in the 2012 Proxy Statement under the heading “STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING”.

This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the amended By-Laws, attached hereto as Exhibit 3.1.

Item 9.01, “Financial Statements and Exhibits”

(d)	Exhibits

3.1	By-Laws of Moody’s Corporation, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General
Counsel

Date: October 29, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	By-Laws of Moody’s Corporation, as amended.

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